UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2024

EVELO BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38473	46-5594527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

124 Washington Street, Suite 101
Foxboro, Massachusetts 02035
(Address of principal executive offices) (Zip Code)

(617) 577-0300

(Registrant’s telephone number, including area code)

One Kendall Square, 600/700, Suite 7-201

Cambridge, Massachusetts 02139

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None*

*

On December 27, 2023, The Nasdaq Stock Market LLC (“Nasdaq”) filed a Form 25 with the Securities and Exchange Commission to delist the shares of common stock, $0.001 par value per share, of Evelo Biosciences, Inc. (the “Company”), as a result of the events disclosed in the Company’s Current Report on Form 8-K filed on November 21, 2023.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 26, 2024, Evelo Biosciences, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). As of the close of business on November 27, 2023, the record date for the Special Meeting (the “Record Date”), there were 18,982,837 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), outstanding, all of which were entitled to vote with respect to all matters to be acted upon at the Special Meeting. A total of 11,398,753 shares of Common Stock were present or represented by proxy at the Special Meeting, representing approximately 60.04% of the Company’s Common Stock outstanding as of the Record Date. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 12, 2023 (the “Proxy Statement”).

(1)

Approval of the liquidation and dissolution of the Company and the Plan of Liquidation and Dissolution (“Plan of Dissolution”), authorizing the Company’s Board of Directors (the “Board”) to liquidate and dissolve the Company in accordance with the Plan of Dissolution (“Proposal 1”).

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
11,168,514	222,299	7,940	0

(2)

Grant of discretionary authority to adjourn the Special Meeting, from time to time, to a later date or dates, even if a quorum is present, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve Proposal 1 (“Proposal 2”).

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
11,155,963	219,956	22,834	0

Based on the foregoing votes, the Company’s stockholders have approved Proposal 1 and Proposal 2, and the Board has been granted the authority and discretion to proceed with the Dissolution (as defined in the Proxy Statement). Although Proposal 2 was approved, adjournment of the Special Meeting was not necessary because the Company’s stockholders approved Proposal 1.

As described in the Proxy Statement, the timing of filing a Certificate of Dissolution and the decision of whether or not to proceed with the Dissolution will be made by the Board in its sole discretion and in its own timing and, if the Board determines that the Dissolution is not in the Company’s best interest or the best interest of its stockholders, the Board may, in its sole discretion, abandon the Dissolution or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVELO BIOSCIENCES, INC.

Date: January 26, 2024	By:	/s/ Craig R. Jalbert
Craig R. Jalbert
President, Director and Corporate Secretary